Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Westlake Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule (2)	Amount Registered(3)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate (2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	457(r)	—	—	—	—	—

	Equity	Preferred Stock	457(r)	—	—	—	—	—
	Equity	Common Stock	457(r)	—	—	—	—	—

	Other	Warrants	457(r)	—	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	The securities registered hereunder may be offered by the registrant separately or as units with any other securities registered hereunder.
(2)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees required in connection with this Registration Statement and will pay such fees on a pay-as-you-go basis.

(3)

An indeterminate number or amount of debt securities, preferred stock, common stock and warrants is being registered as may from time to time be offered by the registrant at indeterminate prices and as may be issuable upon exercise, conversion, redemption, settlement or exchange of any securities registered hereunder, including under any applicable antidilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, redemption, settlement or exchange of other securities.

Additionally, 4,500,000 shares of common stock are being registered as may from time to time be sold by the securityholder named in this Registration Statement at indeterminate prices.